Exhibit 10.13

SHAREHOLDERS VOTING AGREEMENT

THIS SHAREHOLDERS VOTING AGREEMENT (this “Agreement”) is made effective as of September 15, 2008 by and among MedAssurant, Inc., a Delaware corporation (the “Company”), those persons identified on Exhibit A hereto (collectively, the “Majority Stockholders”), and the undersigned investor (the “Investor”) executing a counterpart signature page to this Agreement.

Recitals

A.                                    The Majority Stockholders own an aggregate of 20,756,760 shares of the Company’s Common Stock (representing approximately 79.5% of the issued and outstanding shares).

B.                                    The Investor is purchasing an aggregate of 4,016,932 newly-issued shares of the Company’s Common Stock (the “Hoffmann Shares”).

C.                                    In connection with the consummation of the Financing, the Company, the Majority Stockholders and the Investor has agreed to provide for the future voting of their shares of the Company’s capital stock and other matters as set forth below.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      Voting.

1.1          Common Shares; Investor Shares.

(a)           The Majority Stockholders each agree to hold all shares of voting capital stock of the Company now owned or hereafter acquired by them, registered in their name or beneficially owned by it or them as of the date hereof (and any and all other securities of the Company legally or beneficially acquired by it or them after the date hereof) (hereinafter collectively referred to as the “Majority Stockholders Shares”) subject to, and to vote the Majority Stockholders Shares in accordance with, the provisions of this Agreement.

(b)           The Investor agrees to hold all shares of voting capital stock of the Company now owned or hereafter acquired by it (including the Hoffmann Shares), registered in its names or beneficially owned as of the date hereof (and any and all other securities of the Company legally or beneficially acquired by the Investor after the date hereof) (hereinafter

MedAssurant, Inc.

Hoffmann Board Position Shareholders Voting Agreement

collectively referred to as the “Investor Shares”) subject to, and to vote the Investor Shares in accordance with, the provisions of this Agreement.

1.2          Election of Directors.  On all matters relating to the election of directors of the Company, the Majority Stockholders and the Investor agree to vote all Majority Stockholders Shares and Investor Shares held by them (or the holders thereof shall consent pursuant to an action by written consent of shareholders) so as to elect Andre Hoffmann (or such other individual mutually agreed to between Andre Hoffmann (or his estate) and the holders of a majority of the shares of Common Stock held by all the Majority Stockholders) to the Company’s Board of Directors.

1.3          Legend.

(a)           Concurrently with the execution of this Agreement or thereafter as appropriate, the following restrictive legend shall be imprinted or otherwise placed, on certificates representing the Majority Stockholders Shares and the Investor Shares the following restrictive legend (the “Legend”):

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A SHAREHOLDERS AGREEMENT AMONG THE COMPANY AND CERTAIN HOLDERS OF SHARES OF THE COMPANY, WHICH PLACES CERTAIN RESTRICTIONS ON THE VOTING OF THE SHARES REPRESENTED HEREBY.  ANY PERSON ACCEPTING ANY INTEREST IN SUCH SHARES SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SUCH AGREEMENT.  A COPY OF SUCH SHAREHOLDERS AGREEMENT WILL BE FURNISHED TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.

(b)           The Company agrees that, during the term of this Agreement, it will not remove, and will not permit to be removed (upon registration of transfer, reissuance of otherwise), the Legend from any such certificate and will place or cause to be placed the Legend on any new certificate issued to represent Majority Stockholders Shares or Investor Shares theretofore represented by a certificate carrying the Legend.

1.4          Successors.  The provisions of this Agreement shall be binding upon the successors in interest to any of the Majority Stockholders Shares or Investor Shares.  The Company shall not permit the transfer of any of the Majority Stockholders Shares or Investor Shares on its books or issue a new certificate representing any of the Majority Stockholders Shares or Investor Shares unless and until the person to whom such security is to be transferred shall have executed a written agreement, substantially in the form of this Agreement, pursuant to

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Hoffmann Board Position Shareholders Voting Agreement

which such person becomes a party to this Agreement and agrees to be bound by all the provisions hereof as if such person were a Majority Stockholder or an Investor, as applicable.

1.5          Other Rights.  Except as provided by this Agreement, each of the Majority Stockholders and the Investor shall exercise the full rights of a shareholder with respect to the Majority Stockholders Shares and the Investor Shares, respectively.

2.                                      Termination.

2.1          This Agreement shall continue in full force and effect from the date hereof through the earliest of the following dates, on which it shall terminate in its entirety (unless otherwise indicated):

(a)           as to each of the following as set forth below:

(i)            as to the Investor (and its permitted assigns), at such time as the Investor (and its permitted assigns) owns less than 10% of the equity of the company on a fully diluted basis.

(ii)           as to the Majority Stockholders (and their permitted assigns), at such time as the Majority Stockholders (or their permitted assigns) in the aggregate, own less than 50% of the equity of the company on a fully diluted basis;

(b)           ten years from the date of this Agreement; provided, however, that the parties hereto shall agree to terminate this Agreement in accordance with Section 2.1(c) below on the date of the closing of an underwritten public offering on a firm commitment basis pursuant to an effective registration statement (other than on Form S-4 or S-8 on any successor forms thereto) filed pursuant to the Securities Act covering the offer and sale of Common Stock for the account of the Company (a “Qualified Public Offering”), in the event that the lead underwriter of such offering indicates to the parties that the survival of this Agreement after the closing of such offering would materially adversely impact the marketing of the offering and a replacement lead underwriter that agrees to the survival of this Agreement and that is reasonably acceptable to the parties hereto cannot be engaged to complete the offering within its reasonable time requirements.

(c)           the date as of which the parties hereto terminate this Agreement by written consent of the Majority Stockholders (and their permitted assigns) owning a majority of the then outstanding Majority Stockholders Shares and the Investor (and its permitted assigns).

3.                                      Miscellaneous.

3.1          Ownership.  Each Majority Stockholder represents and warrants that (a) he now owns the Common Shares, free and clear of liens or encumbrances, and has not, prior to or on the date of this Agreement, executed or delivered any proxy or entered into any other voting agreement or similar arrangement other than one which has expired or terminated prior to or on

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Hoffmann Board Position Shareholders Voting Agreement

the execution hereof, and (b) such Majority Stockholder has full power and capacity to execute, deliver and perform this Agreement, which has been duly executed and delivered by, and evidences the valid and binding obligation of, such Majority Stockholder enforceable against such Majority Stockholder in accordance with its terms.  The Investor represents and warrants that (a) it now owns the Hoffmann Shares, free and clear of liens or encumbrances, and has not, prior to or on the date of this Agreement, executed or delivered any proxy or entered into any other voting agreement or similar arrangement other than one which has expired or terminated prior to or on the execution hereof, and (b) it has full power and capacity to execute, deliver and perform this Agreement, which has been duly executed and delivered by, and evidences the valid and binding obligation of, the Investor enforceable against it in accordance with its terms.

3.2          Further Action.  If and whenever any of the shares of Common Stock or Hoffmann Shares are sold, the Majority Stockholders or the Investor, as applicable, or their respective personal representatives shall do all things and execute and deliver all documents and make all transfers, and cause any transferee of the shares of Common Stock or the Hoffmann Shares, as the case may be, to do all things and execute and deliver all documents, as may be necessary to consummate such sale consistent with this Agreement.

3.3          Specific Performance.  The parties hereto hereby declare that it is impossible to measure in money the damages which will accrue to a party hereto or to their heirs, personal representatives, successors or assigns by reason of the failure of a party to perform any of the obligations under this Agreement and agree that the terms of this Agreement shall be specifically enforceable.  If any party hereto or his heirs, personal representatives, or assigns institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party or such personal representative has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

3.4          Additional Shares.  In the event that subsequent to the date of this Agreement any shares or other securities (other than any shares or securities of another corporation issued to the Company’s shareholders pursuant to a plan of merger) are issued on, or in exchange for, any of the Majority Stockholders Shares or Investor Shares by reason of any stock dividend, stock split, consolidation of shares, reclassification or consolidation involving the Company, such shares or securities shall be deemed to be Majority Stockholders Shares or Investor Shares, as the case may be, for purposes of this Agreement.

3.5          Waiver.  No waivers of any breach of this Agreement extended by any party hereto to any other party shall be construed as a waiver of any rights or remedies of any other party hereto or with respect to any subsequent breach.

3.6          Governing Law.  This Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of Maryland, without regard to its principles of conflicts of laws.

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Hoffmann Board Position Shareholders Voting Agreement

3.7          Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.8          Notices.  All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, ( c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or ( d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the respective parties at their address as set forth on the signature page on the counterpart signature page for a Purchaser, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 6.5.

3.9          Severability.  The invalidity of unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

3.10        Entire Agreement.  This Agreement (including the Exhibits hereto, if any), the Certificate of Designation and the other transaction agreements constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

3.11        Dispute Resolution.  Any unresolved controversy or claim arising out of or relating to this Agreement, except as (i) otherwise provided in this Agreement, or (ii) any such controversies or claims arising out of either party’s intellectual property rights for which a provisional remedy or equitable relief is sought, shall be submitted to arbitration by one arbitrator mutually agreed upon by the parties, and if no agreement can be reached within 30 days after names of potential arbitrators have been proposed by the American Arbitration Association (the “AAA”), then by one arbitrator having reasonable experience in corporate finance transactions of the type provided for in this Agreement and who is chosen by the AAA.  The arbitration shall take place in Annapolis, Maryland, United States, in accordance with the AAA rules then in effect, and judgment upon any award rendered in such arbitration will be binding and may be entered in any court having jurisdiction thereof.  There shall be limited discovery prior to the arbitration hearing as follows: (a) exchange of witness lists and copies of documentary evidence and documents relating to or arising out of the issues to be arbitrated, (b) depositions of all party witnesses and (c) such other depositions as may be allowed by the arbitrators upon a showing of good cause.  Depositions shall be conducted in accordance with the Maryland Code of Civil Procedure, the arbitrator shall be required to provide in writing to the parties the basis for the award or order of such arbitrator, and a court reporter shall record all hearings, with such record constituting the official transcript of such proceedings.  The prevailing party shall be entitled to reasonable attorney’s fees, costs, and necessary

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Hoffmann Board Position Shareholders Voting Agreement

disbursements in addition to any other relief to which such party may be entitled.  Each of the parties to this Agreement consents to personal jurisdiction for any equitable action sought in the U.S. District Court for the District of Maryland or any court of the State of Maryland having subject matter jurisdiction.

[Signature Page Follows]

MedAssurant, Inc.

Hoffmann Board Position Shareholders Voting Agreement

The parties have executed this Shareholders Voting Agreement as of the date first written above.

MedAssurant, Inc.:

		By:	/s/ Keith R. Dunleavy
Keith R. Dunleavy
President

Investor:

CAPE VENTURES SAC LIMITED
- Segregated Account Cape Healthcare

By:	/s/ Edward Allanby
Name: Edward Allanby
Title: Director

Majority Stockholders:

Founding Corporate Group, Inc.

By:	/s/ Keith R. Dunleavy
Keith R. Dunleavy, President

/s/ Richard Lasch
Richard Lasch

/s/ Grey McLean
Grey McLean

/s/ Daniel Rizzo
Daniel Rizzo

/s/ Raymond Walheim
Raymond Walheim

FCG Holdings, LLC

By:	/s/ Keith R. Dunleavy
Keith R. Dunleavy, Manager

COMPANY ACKNOWLEDGEMENT

MedAssurant, Inc., a Delaware corporation (the “Company”), acknowledging the foregoing Shareholders Voting Agreement (the “Hoffmann Voting Agreement”) by and among the Company, those Majority Stockholders identified on Exhibit A thereto, and Cape Ventures SAC Limited, Segregated Account Cape Healthcare, collectively, the “Parties’’, and hereby confirms that the Hoffmann Voting Agreement does not violate the provisions of the Delaware General Corporation Law (“DGCL”) or any other agreement to which the Parties are bound.  The Company hereby further agrees that is will adhere to the determinations of the Parties and to the fullest extent permitted under the DGCL will recommend those nominees of the Parties to the stockholders of the Company.

MedAssurant, Inc.:

By:	/s/ Keith R. Dunleavy
Keith R. Dunleavy
President